EXHIBIT A

     Pursuant to Rule 13d-l(f)(l)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf and in the capacities set out hereinbelow.

Dated: July 30, 1996
                                   s/Norton Garfinkle
                                   ------------------------------
                                   Norton Garfinkle


Dated: July 30, 1996               GARFINKLE LIMITED PARTNERSHIP I

                                   By: G.F. Management Corp.,
                                       general partner


                                   By s/Norton Garfinkle
                                     ----------------------------
                                      Norton Garfinkle
                                      Chairman


Dated: July 30, 1996               GARFINKLE LIMITED PARTNERSHIP II

                                   By: G.F. Management Corp.,
                                       general partner


                                   By s/Norton Garfinkle
                                     ----------------------------
                                      Norton Garfinkle
                                      Chairman


Dated: July 30, 1996               G.F. MANAGEMENT CORP.


                                   By s/Norton Garfinkle
                                     ----------------------------
                                      Norton Garfinkle
                                      Chairman